Exhibit 3.1
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CASTLE BIOSCIENCES, INC.
Castle Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) hereby certifies as follows:
A.           The name of the Company is Castle Biosciences, Inc. The Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 12, 2007, as amended and restated on September 11, 2008, August 29, 2011, September 21, 2011, September 21, 2012, and May 2, 2013, as amended on November 8, 2013, as amended and restated on August 11, 2014, and as amended on December 31, 2014.
B.           This Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).
C.           This Seventh Amended and Restated Certificate of Incorporation of the Company restates, integrates and further amends the Certificate of Incorporation of the Company, as previously amended and restated. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.
In Witness WHEREOF, the Company has caused this Seventh Amended and Restated Certificate to be signed by the duly authorized officer below on July 14, 2015.
CASTLE BIOSCIENCES, INC.

By:	/s/ Derek Maetzold
Name: Derek Maetzold
Title: President and Chief Executive Officer

EXHIBIT A
ARTICLE I
The name of the corporation is Castle Biosciences, Inc. (the “Company”).
ARTICLE II
The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
3.1  Capitalization.
(a)          Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 23,871,745 consisting of 15,000,000 shares of Common Stock, and 8,871,745 shares of Preferred Stock, 545,393 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 3,600,000 of which shall be designated “Series F Preferred Stock” (the “Series F Preferred Stock”).
(b)          Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth in this Article III below.
(c)          Definitions. For purposes of this Article III, the following definitions shall apply:
(i)    “Conversion Price” means $2.14 per share for the Series A Preferred Stock, $2.25 per share for the Series B Preferred Stock, $3.48 per share for the Series C Preferred Stock, $3.77 per share for the Series D Preferred Stock, $3.77 per share for the Series E-1 Preferred Stock, $4.5776 per share for the Series E-2 Preferred Stock, $5.3405 per share for the Series E-3 Preferred Stock, $4.5776 per share for the Series E-2A Preferred Stock and $5.8208 per share for the Series F Preferred Stock (each subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein occurring after the Filing Date).
(ii)   “Convertible Securities” means any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(iii)  “Deemed Liquidation Event” means (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions or (b) a sale, lease, exclusive license, or other conveyance of all or substantially all of the assets or intellectual property of the Company.
(iv)  “Distribution” means the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption or other acquisition of shares of the Company by the Company for cash or property, other than: (1) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries, at or below the original cost, upon termination of their employment or services pursuant to agreements approved by the Board of Directors (including, with respect to any such agreement entered into after August 11, 2014, a majority of the Preferred Directors) providing for the right of said repurchase, (2) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements approved by the Board of Directors (including, with respect to any such agreement entered into after August 11, 2014, a majority of the Preferred Directors) providing for such right, (3) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder approved by the Board of Directors and by the holders of a majority of the then outstanding shares of Series E Preferred Stock and Series F Preferred Stock (voting together as a single class and calculated excluding the stockholder with which or with whom the dispute exists and such stockholder’s Affiliates) and by the holders of a majority of the then outstanding shares of Preferred Stock (calculated excluding the stockholder with which or with whom the dispute exists and such stockholder’s Affiliates), (4) repurchases of capital stock of the Company pursuant to the redemption provisions set forth in Section 3.7 of this Certificate of Incorporation, (5) repurchases of capital stock of the Company pursuant to that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated on or about July 14, 2015 by and among the Company, the Preferred Holders (as defined therein) and the Common Holders (as defined therein) (the “ROFR/Co-Sale Agreement”) that are approved by the Board of Directors (including a majority of the Preferred Directors), or (6) any other repurchase or redemption of capital stock of the Company that is approved by the Board of Directors (including a majority of the Preferred Directors) and by the holders of a majority of the Preferred Stock.
(v)   “Dividend Rate” means an annual, fixed dividend of $0.1712 per share for the Series A Preferred Stock, $0.1800 per share for the Series B Preferred Stock, $0.2784 per share for the Series C Preferred Stock, $0.3016 per share for the Series D Preferred Stock, $0.3016 per share for the Series E-1 Preferred Stock, $0.3662 per share for the Series E-2 Preferred Stock, $0.4272 per share for the Series E-3 Preferred Stock, $0.3662 per share for the Series E-2A Preferred Stock and $0.4657 per share for the Series F Preferred Stock (each subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein occurring after the Filing Date).
(vi)  “Filing Date” means the date that this Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware.
(vii)  “Liquidation Event” means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

(viii)  “Liquidation Preference” means $2.14 per share for the Series A Preferred Stock, $2.25 per share for the Series B Preferred Stock, $3.48 per share for the Series C Preferred Stock, $3.77 per share for the Series D Preferred Stock, $3.77 per share for the Series E-1 Preferred Stock, $4.5776 per share for the Series E-2 Preferred Stock, $5.3405 per share for the Series E-3 Preferred Stock, $4.5776 per share for the Series E-2A Preferred Stock and $5.8208 per share for the Series F Preferred Stock (each subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein occurring after the Filing Date), plus, in each case, any unpaid Accruing Dividends (solely in the case of a Liquidation Event or a Deemed Liquidation Event), plus any other declared but unpaid dividends with respect thereto.
(ix)    “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(x)     “Original Issue Price” means $2.14 per share for the Series A Preferred Stock, $2.25 per share for the Series B Preferred Stock, $3.48 per share for the Series C Preferred Stock, $3.77 per share for the Series D Preferred Stock, $3.77 per share for the Series E-1 Preferred Stock, $4.5776 per share for the Series E-2 Preferred Stock, $5.3405 per share for the Series E-3 Preferred Stock, $4.5776 per share for the Series E-2A Preferred Stock and $5.8208 per share for the Series F Preferred Stock (each subject to adjustment from time to time for any Recapitalization as set forth elsewhere herein occurring after the Filing Date).
(xi)    “Preferred Director” means the Series E Director, the Series D Director or the Series ABC Director.
(xii)   “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E-1 Preferred Stock, the Series E-2 Preferred Stock, the Series E-3 Preferred Stock, the Series E-2A Preferred Stock and the Series F Preferred Stock, together as a single class and not as separate series.
(xiii)  “Qualified Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of the Company’s Common Stock with aggregate offering proceeds to the Company in excess of $30,000,000 (before deduction of underwriters’ commissions and expenses).
(xiv)  “Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.
(xv)   “Securities Act” means the Securities Act of 1933, as amended.
(xvi)  “Series E Preferred Stock” means the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock, together as a single class and not as separate series.

3.2  Dividends.
(a)          Preferred Stock. From and after the date of the issuance of any share of Preferred Stock, dividends at the Dividend Rate shall accrue on such share of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in this Section 3.2 or Section 3.3, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors. In any calendar year, the holders of outstanding shares of Series F Preferred Stock shall be entitled to receive dividends on a pari passu basis, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the shares of Series F Preferred Stock, payable in preference and priority to any declaration or payment of any Distribution on Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-2A Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock of the Company in such calendar year. After payment of such dividends to the holders of the Series F Preferred Stock, the holders of outstanding shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock shall be entitled to receive dividends on a pari passu basis, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock, as applicable, payable in preference and priority to any declaration or payment of any Distribution on Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock of the Company in such calendar year. After payment of such dividends to the holders of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock, the holders of outstanding shares of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the shares of Series D Preferred Stock, payable in preference and priority to any declaration or payment of any Distribution on Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock of the Company in such calendar year. After payment of such dividends to the holders of Series D Preferred Stock, the holders of outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, on a pari passu basis, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the shares of Series B Preferred Stock or Series C Preferred Stock, as applicable, payable in preference and priority to any declaration or payment of any Distribution on Series A Preferred Stock or Common Stock of the Company in such calendar year. After payment of such dividends to the holders of Series C Preferred Stock and Series B Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the shares of Series A Preferred Stock, payable in preference and priority to any declaration or payment of any Distribution on the Common Stock of the Company in such calendar year. No Distributions shall be made with respect to the Common Stock until all declared dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. In addition, except for Accruing Dividends and the other dividends provided for in this Section 3.2(a), no Distributions shall be made with respect to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, unless each outstanding share of Series F Preferred Stock and Series E Preferred Stock shall have simultaneously received the same per share Distribution. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.
(b)          Additional Dividends. After the payment or setting aside for payment of the dividends as described in Section 3.2(a), any additional Distributions or dividends (other than dividends payable solely in Common Stock) declared or paid in any fiscal year shall be distributed among all holders of Common Stock, Series F Preferred Stock and Series E Preferred Stock, on a pari passu basis and in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series F Preferred Stock and Series E Preferred Stock were converted to Common Stock at the then effective Conversion Rate.

(c)          Non-Cash Distributions. Whenever a Distribution provided for in this Section 3.2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors of the Company (the “Board of Directors”), including a majority of the Preferred Directors.
3.3  Liquidation Rights.
(a)          Series F Preferred Stock Liquidation Preference. In the event of a Liquidation Event or Deemed Liquidation Event, the holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-2A Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, or Series A Preferred Stock or Common Stock by reason of their ownership of such stock, the Liquidation Preference specified for each share of Series F Preferred Stock then held by them. If the assets and funds thus available for distribution among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series F Preferred Stock in proportion to the aggregate Liquidation Preference for the shares of such Series F Preferred Stock owned by each such holder.
(b)          Series E Preferred Stock Liquidation Preference. After payment in full of the preferential amounts due to the holders of Series F Preferred Stock pursuant to Section 3.3(a), in the event of a Liquidation Event or Deemed Liquidation Event, the holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock shall be entitled to receive, on a pari passu basis and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, or Series A Preferred Stock or Common Stock by reason of their ownership of such stock, the Liquidation Preference specified for each share of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock, respectively, then held by them. If the assets and funds thus available for distribution among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock in proportion to the aggregate Liquidation Preference for the shares of such Series E Preferred Stock owned by each such holder.
(c)          Series D Preferred Stock Liquidation Preference. After payment in full of the preferential amounts due to the holders of Series E Preferred Stock pursuant to Section 3.3(b), in the event of a Liquidation Event or Deemed Liquidation Event, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series C Preferred Stock, Series B Preferred Stock, or Series A Preferred Stock or Common Stock by reason of their ownership of such stock, the Liquidation Preference specified for each share of Series D Preferred Stock then held by them. If the assets and funds thus available for distribution among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock in proportion to the aggregate Liquidation Preference for the shares of such Series D Preferred Stock owned by each such holder.

(d)          Series B and Series C Preferred Stock Liquidation Preference. After payment in full of the preferential amounts due to the holders of Series D Preferred Stock pursuant to Section 3.3(c), in the event of a Liquidation Event or Deemed Liquidation Event, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership of such stock, the Liquidation Preference specified for each share of Series C Preferred Stock or Series B Preferred Stock, as appropriate, then held by them. If the assets and funds thus available for distribution among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock and Series C Preferred Stock in proportion to the aggregate Liquidation Preference for the shares of such Series B Preferred Stock or Series C Preferred Stock owned by each such holder.
(e)          Series A Preferred Stock Liquidation Preference. After payment in full of the preferential amounts due to the holders of Series B Preferred Stock and Series C Preferred Stock pursuant to Section 3.3(d), in the event of a Liquidation Event or Deemed Liquidation Event, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the Liquidation Preference specified for each share of Series A Preferred Stock then held by them. If the assets and funds thus available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the aggregate Liquidation Preference for the shares of such Series A Preferred Stock owned by each such holder.
(f)           Remaining Distributions. After the payment to the holders of Preferred Stock of the full preferential amounts specified in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d) and 3.3(e) above, in the event of a Liquidation Event or Deemed Liquidation Event, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed among the holders of Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-2A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock); provided, however that:
(i)    with respect to the Series E-1 Preferred Stock, once such holders have received $11.31 per share (inclusive of amounts paid to the holders of Series E-1 Preferred Stock pursuant to subsection (b) of this Section 3.3 and as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series E-1 Preferred Stock), then such holders shall not receive further distributions on such Series E-1 Preferred Stock until the holders of Common Stock have each received $11.31 per share of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock), at which point such holders of Series E-1 Preferred Stock shall continue to participate in any remaining distributions on an as-converted to Common Stock basis;
(ii)   with respect to the Series E-2 Preferred Stock and the Series E-2A Preferred Stock, once such holders have received $13.7328 per share (inclusive of amounts paid to the holders of Series E-2 Preferred Stock and Series E-2A Preferred Stock pursuant to subsection (b) of this Section 3.3 and as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series E-2 Preferred Stock and Series E-2A Preferred Stock, as applicable), then such holders shall not receive further distributions on such Series E-2 Preferred Stock and Series E-2A Preferred Stock until the holders of Common Stock have each received $13.7328 per share of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock), at which point such holders of Series E-2 Preferred Stock and Series E-2A Preferred Stock shall continue to participate in any remaining distributions on an as-converted to Common Stock basis; and

(iii)  with respect to the Series E-3 Preferred Stock, once such holders have received $16.0215 per share (inclusive of amounts paid to the holders of Series E-3 Preferred Stock pursuant to subsection (b) of this Section 3.3 and as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series E-3 Preferred Stock), then such holders shall not receive further distributions on such Series E-3 Preferred Stock until the holders of Common Stock have each received $16.0215 per share of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock), at which point such holders of Series E-3 Preferred Stock shall continue to participate in any remaining distributions on an as-converted to Common Stock basis; and
(iv)  with respect to the Series F Preferred Stock, once such holders have received $17.4624 per share (inclusive of amounts paid to the holders of Series F Preferred Stock pursuant to subsection (a) of this Section 3.3 and as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series F Preferred Stock), then such holders shall not receive further distributions on such Series F Preferred Stock until the holders of Common Stock have each received $17.4624 per share of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock), at which point (“Parity”) such holders of Series F Preferred Stock shall continue to participate in any remaining distributions on an as-converted to Common Stock basis; and
(v)   finally, upon and following the occurrence of Parity, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed among the holders of the Common Stock, the holders of Series F Preferred Stock, the holders of Series E-1 Preferred Stock, the holders of Series E-2 Preferred Stock, the holders of Series E-2A Preferred Stock and the holders of Series E-3 Preferred Stock on a pro rata, as-converted to Common Stock basis.
For the avoidance of doubt, the foregoing provisions are intended, upon and following the occurrence of Parity, to result in the distribution of the same amount of assets with respect to the Series F Preferred Stock and Series E Preferred Stock as if each share of Series F Preferred Stock and Series E Preferred Stock had been converted to shares of Common Stock immediately prior to the consummation of the Liquidation Event or Deemed Liquidation Event
(g)          Reorganization. The treatment of any particular transaction or series of related transactions as a Deemed Liquidation Event may be waived by the vote or written consent of the holders of a majority of the outstanding Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

(h)          Valuation of Non-Cash Consideration. If any assets of the Company distributed to stockholders in connection with any Liquidation Event or Deemed Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors (including a majority of the Preferred Directors), except that any publicly-traded securities to be distributed to stockholders in a Deemed Liquidation Event shall be valued in the manner described in the acquisition agreement pursuant to which the securities are distributed to the Company or its stockholders, and if not described in any such acquisition agreement then as follows:
(i)
If the securities are then traded on a national securities exchange or a national quotation system, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 10 trading day period ending 5 trading days prior to the distribution; and

(ii)
if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the 10 trading day period ending 5 trading days prior to the distribution.

In the event of a merger or other acquisition of the Company by another entity, the distribution date shall be deemed to be the date such transaction first closes.
(i)          Escrow and Contingent Consideration. In the event a portion of the consideration is subject to escrow or payable only upon satisfaction of contingencies in connection with a Liquidation Event or Deemed Liquidation Event, the portion of the consideration that is not subject to escrow or contingencies will be treated, for purposes of allocating the consideration among the holders of the Preferred Stock and the holders of the Common Stock in compliance with the Liquidation Rights set forth in Section 3.3, as if it were the entire amount of the proceeds of the Liquidation Event or Deemed Liquidation Event. Upon release of any portion of the consideration from escrow or upon payment upon satisfaction of such contingencies, such portion shall be allocated among the holders of the Preferred Stock and the holders of the Common Stock in compliance with the Liquidation Rights set forth in Section 3.3 after taking into account the consideration previously allocated to the holders of the Preferred Stock and the holders of the Common Stock as part of the same transaction.
3.4  Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(a)          Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 3.4, the Conversion Rate for such series shall be appropriately increased or decreased.
(b)          Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, nonassessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a Qualified Public Offering, or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the then outstanding Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock Series E-3 Preferred Stock and Series E-2A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(c)          Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or (B) notify the Company or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate or certificates, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificate or certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate or certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificate or certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Company, that notice from the Company shall not have been received by any holder of record of shares of Preferred Stock, or that the certificate or certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.
(d)          Adjustments to Conversion Price for Diluting Issues.
(i)           Special Definition. For purposes of this Section 3.4(d), “Additional Shares of Common” means all shares of Common Stock issued (or, pursuant to Section 3.4(d)(iii), deemed to be issued) by the Company after the Filing Date other than:
(1)          shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;
(2)          shares of Common Stock issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, warrants, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors (including a majority of the Preferred Directors then in office);
(3)          shares of Common Stock issued or issuable upon the exercise, exchange, adjustment or conversion of Options or Convertible Securities outstanding as of the Filing Date;

(4)          shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Sections 3.4(e), (f) or (g) hereof;
(5)          shares of Common Stock issued pursuant to a bona fide firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act;
(6)          shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors (including a majority of the Preferred Directors then in office);
(7)          shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors (including a majority of the Preferred Directors then in office);
(8)          shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors (including a majority of the Preferred Directors then in office); and
(9)          shares of Common Stock which the holders of a majority of the then outstanding Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) agree in writing shall not constitute Additional Shares of Common.
(ii)          No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 3.4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.
(iii)          Deemed Issue of Additional Shares of Common. In the event the Company at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:
(1)          no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)          if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of each series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
(3)          no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;
(4)          upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:
a)          in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and
b)          in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 3.4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and
(5)          if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3.4(d)(iii) as of the actual date of their issuance.
(iv)          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.
(1)          Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock. In the event the Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 3.4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of the Series F Preferred Stock, Series E-1 Preferred Stock, the Series E-2 Preferred Stock or the Series E-3 Preferred Stock in effect on the date of and immediately prior to such issue, then the Conversion Price of such affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth of one cent) equal to the consideration per share received by the Company for such issuance or deemed issuance; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $.01 of consideration for all such Additional Shares of Common issued or deemed to be issued.

(2)          Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E-2A Preferred Stock. In the event the Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 3.4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E-2A Preferred Stock in effect on the date of and immediately prior to such issue, then the Conversion Price of such affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth of one cent) determined as follows:
CP2 = CP1 * (A+B) / (A+C)
CP2	=	the applicable Conversion Price in effect immediately after new issue.
CP1	=	the applicable Conversion Price in effect immediately prior to new issue.
A	=	Number of shares of Common Stock deemed to be outstanding immediately prior to new issue (includes all shares of outstanding Common Stock, all shares of outstanding Preferred Stock on an as-converted basis, and all outstanding Options on an as-exercised basis; and does not include any Convertible Securities converting into this round of financing).
B	=	Aggregate consideration received by the Company with respect to the new issue divided by CP1
C	=	Number of shares of stock issued in the subject transaction.
Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 3.4(d)(iv), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 3.4(d)(iii) hereof, shall be deemed to be outstanding.

(v)          Determination of Consideration. For purposes of this Section 3.4(d), the consideration received by the Company for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:
(1)           Cash and Property. Such consideration shall:
a)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or dividends;
b)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and
c)          in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.
(2)          Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common deemed to have been issued pursuant to Section 3.4(d)(iii) shall be determined by dividing
a)          the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by
b)          the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(e)          Adjustments for Subdivisions or Combinations of Common Stock. In the event (a) the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Common Stock, and (b) the outstanding shares of any series of Preferred Stock are not so subdivided, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event (a) the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, and (b) the outstanding shares of any series of Preferred Stock are not so combined, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.
(f)          Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)          Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3.3 above (the “Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.
(h)          Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other Distribution, the Company shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or Distribution, and the amount and character of such dividend or Distribution; provided, that the notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(i)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.
(j)          Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of the majority of the outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.
(k)          Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3.5  Voting.
(a)          Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.
(b)          Adjustment in Authorized Common Stock. Subject to the provisions of Article III, Section 3.6 below, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding and reserved for issuance) by an affirmative vote of the holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote.
(c)          Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.
(d)          Voting for the Election of Directors. Except as otherwise provided in this Section 3.5(d) or in any agreement among the stockholders of the Company, the number of directors of the Company shall be fixed at seven (7) directors.
(i)          As long as any shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock or Series E-2A Preferred Stock remain outstanding, the holders of such shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect one (1) director of the Company at any election of directors (the “Series E Director”).
(ii)          As long as any shares of Series D Preferred Stock remain outstanding, the holders of such shares of Series D Preferred Stock shall be entitled to elect one (1) director of the Company at any election of directors (the “Series D Director”).
(iii)          As long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect one (1) director of the Company at any election of directors (the “Series ABC Director” and together with the Series E Director and the Series D Director, the “Preferred Directors”).
(iv)          The holders of outstanding Common Stock shall be entitled to elect one (1) director of the Company at any election of directors (the “Common Director”).
(v)          All remaining directors shall be elected by the holders of outstanding Common Stock and the holders of outstanding Preferred Stock, voting together as a single class and not as separate classes, and on an as-converted basis).

(vi)          Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override such action by the Board of Directors to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. Any director elected as provided in Subsections 3.5(d)(i) through (v) may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.
3.6  Protective Provisions.
(a)          Actions Requiring Approval of Preferred Stock, Series F Preferred Stock and Series E Preferred Stock. The Company shall not take any of the following actions (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of both (x) the holders of a majority of the then outstanding shares of Preferred Stock (so long as at least 120,000 shares (as adjusted for Recapitalizations) of Preferred Stock remain outstanding) (voting together as a single class and not as separate series, and on an as-converted basis) and (y) the holders of a majority of the then outstanding shares of Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (so long as at least 120,000 shares (as adjusted for Recapitalizations) of Series F Preferred Stock and Series E Preferred Stock remain outstanding) (voting together as a single class and not as separate series, and on an as-converted basis):
(i)           effect any Liquidation Event or Deemed Liquidation Event or consent to any of the foregoing;
(ii)          amend, alter, or repeal any provision of this Certificate of Incorporation or Bylaws;
(iii)          reclassify, alter or amend any existing security that is junior to or on parity with any series of Preferred Stock, if such reclassification, alteration or amendment would render such other security senior to or on parity with any series of Preferred Stock;
(iv)         purchase or redeem or declare or pay any dividend on any capital stock prior to any series of Preferred Stock, other than (A) stock repurchased from former employees or consultants in connection with the cessation of their employment/services at fair market value or cost or (B) to the extent approved by the Board of Directors (including a majority of the Preferred Directors), pursuant to the ROFR/Co-Sale Agreement;

(v)          increase or decrease the size of the Board of Directors;
(vi)         enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by the Board of Directors (including a majority of the Preferred Directors then in office); or
(vii)        agree to do any of the foregoing.
(b)          Actions Requiring Approval of Series F Preferred Stock and Series E Preferred Stock. The Company shall not take any of the following actions (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series F Preferred Stock, Series E- I Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (so long as at least 120,000 shares (as adjusted for Recapitalizations) of Series F Preferred Stock and Series E Preferred Stock remain outstanding) (in each case, voting together as a single class and not as separate series, and on an as-converted basis):
(i)           amend or waive any of the rights, preferences or privileges of the Series E Preferred Stock;
(ii)          acquire or purchase all or substantially all of the assets of any corporation, or permit any subsidiary to do so;
(iii)         incur indebtedness (other than payables in the ordinary course of business) in excess of $200,000 in the aggregate;
(iv)         change the Company’s principal line or lines of business;
(v)          amend the Company’s existing stock option plan or approve any new equity incentive plan;
(vi)          create or authorize the creation of or issue or obligate itself to issue shares of, any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock or Series E-2A Preferred Stock (unless approved by the Board of Directors); or
(vii)        agree to do any of the foregoing.
(c)          Actions Requiring Approval of Preferred Stock. The Company shall not take any of the following actions (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Preferred Stock (so long as at least 120,000 shares (as adjusted for Recapitalizations) of Preferred Stock remain outstanding) (in each case, voting on an as-converted basis):
(i)           create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets;

(ii)          sell, assign, license, pledge or encumber material technology or intellectual property, other than (1) licenses granted in the ordinary course of business or (2) to secure financing;
(iii)          authorize any public offering other than a Qualified Public Offering;
(iv)          create or authorize the creation of or issue or obligate itself to issue shares of, any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or increase the authorized number of shares of any series of Preferred Stock or of any additional class or series of capital stock; or
(v)          agree to do any of the foregoing.
(d)          Actions Requiring Approval of Series F Preferred Stock. The Company shall not (by amendment, merger, consolidation or otherwise) amend or waive any of the rights, preferences or privileges of the Series F Preferred Stock so as to adversely affect the Series F Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series F Preferred Stock (so long as at least 120,000 shares (as adjusted for Recapitalizations) of Series F Preferred Stock remain outstanding) (voting on an as-converted basis); provided that the creation or authorization of one or more new series of Preferred Stock that is senior to or pari passu with the Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and/or rights of redemption shall not be deemed to adversely affect the Series F Preferred Stock.
(e)          Actions Requiring Approval of Series E Preferred Stock. The Company shall not (by amendment, merger, consolidation or otherwise) amend or waive any of the rights, preferences or privileges of the Series E Preferred Stock so as to adversely affect the Series E Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (so long as at least 120,000 shares (as adjusted for Recapitalizations) of Series E Preferred Stock remain outstanding) (voting together as a single class and not as separate series, and on an as-converted basis); provided that the creation or authorization of one or more new series of Preferred Stock that is senior to or pari passu with the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and/or rights of redemption shall not be deemed to adversely affect the Series E Preferred Stock.
3.7  Redemption.
(a)          In the event that (x) holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-2A Preferred Stock and Series F Preferred Stock (the “Redemption Stock”) (voting together as a single class and not as separate series, and on an as-converted basis) and (y) holders of at least a majority of the then outstanding shares of Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) so request, in writing (the “Redemption Demand”), on and at any time after five (5) years from the date on which the Company first issues shares of its Series F Preferred Stock (the “Series F Original Issue Date”), the Company shall redeem, out of funds legally available therefor, all (hut not less than all) outstanding shares of Redemption Stock which have neither (i) been converted into Common Stock pursuant to Section 3.4 hereof nor (ii) become Excluded Shares pursuant to subsection (e) of this Section 3.7.

(b)          Such redemption of the shares of Redemption Stock shall occur in three (3) equal annual installments on the date specified in such Redemption Demand (each a “Redemption Date”), which date may not be less than ninety (90) days after the Company’s receipt of the Redemption Demand. The Company shall redeem the shares of Redemption Stock by paying in cash an amount per share equal to the applicable Original Issue Price of the shares of Preferred Stock to be redeemed, plus an amount equal to all declared and unpaid dividends thereon (the “Redemption Price”). The number of shares of each series of Redemption Stock that the Company shall be required under this Section to redeem on any one Redemption Date shall be equal to the amount determined by dividing: (i) the aggregate number of shares of Redemption Stock of such series outstanding immediately prior to the Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).
(c)          If the funds of the Company legally available for redemption of shares of Redemption Stock on any Redemption Date are insufficient to redeem the total number of shares of Redemption Stock to be redeemed on such date, those funds which are legally available will be used first to redeem the shares of Series F Preferred Stock to be redeemed on such date with equal priority and pro rata among the holders of Series F Preferred Stock, and then to redeem the maximum possible number of shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock to be redeemed on such date with equal priority and pro rata among the holders of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock in proportion to the aggregate Redemption Price for the shares of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock to be redeemed on such date that are held by such holder, and then to redeem the maximum possible number of such other Redemption Stock to be redeemed on such date (the “Other Redemption Stock”) ratably among the holders of such Other Redemption Stock to be redeemed based upon their holdings of Other Redemption Stock, such that each holder of Other Redemption Stock shall receive a redemption payment equal to a fraction of the aggregate amount available for redemption of such Other Redemption Stock, the numerator of which is the number of shares of Other Redemption Stock held by such holder multiplied by the respective Redemption Price of each share of Other Redemption Stock held by such holder, and the denominator of which is the total number of shares of Other Redemption Stock outstanding multiplied by the respective Redemption Price of each such outstanding share of Other Redemption Stock.
(d)          Subject to the provisions of subsection (c), any redemption effected pursuant to subsection (a) shall be made on a pro rata basis among the holders of the applicable series of Redemption Stock in proportion to the number of shares of such series of Redemption Stock then held by such holders.
(e)          At least fifteen (15), but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Redemption Stock to be redeemed, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided herein, on or after the Redemption Date each holder of Redemption Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If the Company receives, on or prior to the 10th day after the date of delivery of the Redemption Notice to a holder of Redemption Stock, written or electronic (facsimile or email) notice from such holder that such holder elects to be excluded from the redemption provided in this Section 3.7, then the shares of Redemption Stock registered on the books of the Company in the name of such holder at the time of the Company’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed or redeemable pursuant to this Section 3.7, whether on such Redemption Date or thereafter.

(f)          From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Redemption Stock designated for redemption in the Redemption Notice as holders of Redemption Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. The shares of Redemption Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Redemption Stock such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date, but which it has not redeemed.
(g)          On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all shares of Redemption Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Company that such holder has surrendered a share certificate to the Company pursuant to subsection (e) above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Company pursuant to this subsection (g) for the redemption of shares thereafter converted into shares of the Company’s Common Stock pursuant to Section 3.4 hereof prior to the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any moneys deposited by the Company pursuant to this subsection (g) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.
ARTICLE IV
The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE V
The term of the existence of the Company is perpetual.
ARTICLE VI
Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide.
ARTICLE VII
In furtherance and not in limitation of the powers conferred by statute, and subject to both the conditions and votes set forth in any stockholders agreement and any votes of the stockholders provided in this Certificate of Incorporation, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Company.
ARTICLE VIII
To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Company shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.
The Company shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX
Subject to any additional vote required in this Certificate of Incorporation and subject to the conditions and votes set forth in any stockholders agreement, the Board of Directors reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.
ARTICLE X
The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

FIRST CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1. The name of the Corporation is Castle Biosciences, Inc. The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2. The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

(i)          The first sentence of Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)       Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 22,941,611 consisting of 13,700,000 shares of Common Stock, and 9,241,611 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 3,981,548 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”).”

4. Thereafter, pursuant to a resolution of the Board, this First Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5. All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Corporation has caused this First Certificate of Amendment to be signed by its President and Chief Executive Officer this 4th day of January, 2018.

/s/ Derek Maetzold
Name: Derek Maetzold
Title: President and Chief Executive Officer

SECOND CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.  The name of the Corporation is Castle Biosciences, Inc.  The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2.  The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

(i)          The first sentence of Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)      Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 24,745,549 consisting of 14,602,000 shares of Common Stock, and 10,143,549 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 4,883,486 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”).”

4.  Thereafter, pursuant to a resolution of the Board, this Second Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5.  All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Corporation has caused this Second Certificate of Amendment to be signed by its President and Chief Executive Officer this 31st day of May, 2018.

/s/ Derek Maetzold
Name: Derek Maetzold
Title: President and Chief Executive Officer

THIRD CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.  The name of the Corporation is Castle Biosciences, Inc.  The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2.  The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

(i)          The first sentence of Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)        Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 25,245,549 consisting of 15,102,000 shares of Common Stock, and 10,143,549 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 4,883,486 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”).”

4.  Thereafter, pursuant to a resolution of the Board, this Third Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5.  All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Corporation has caused this Third Certificate of Amendment to be signed by its President and Chief Executive Officer this 3rd day of October, 2018.

/s/ Derek Maetzold
Name: Derek Maetzold
Title: President and Chief Executive Officer

FOURTH CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.  The name of the Corporation is Castle Biosciences, Inc.  The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2.  The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

(i)          The first sentence of Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)       Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 28,956,381 consisting of 16,957,416 shares of Common Stock, and 11,998,965 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 6,738,902 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”).”

4.  Thereafter, pursuant to a resolution of the Board, this Fourth Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5.  All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Corporation has caused this Fourth Certificate of Amendment to be signed by its President and Chief Executive Officer this 31st day of January, 2019.

/s/ Derek Maetzold
Name: Derek Maetzold
Title: President and Chief Executive Officer

FIFTH CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.  The name of the Corporation is Castle Biosciences, Inc.  The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2.  The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

(i)          The first sentence of Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)       Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 29,658,317 consisting of 17,308,384 shares of Common Stock, and 12,349,933 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 7,089,870 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”).”

4.  Thereafter, pursuant to a resolution of the Board, this Fifth Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5.  All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Corporation has caused this Fifth Certificate of Amendment to be signed by its President and Chief Executive Officer this 27th day of February, 2019.

/s/ Derek J. Maetzold
Name: Derek J. Maetzold
Title: President and Chief Executive Officer

SIXTH CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.  The name of the Corporation is Castle Biosciences, Inc.  The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2. The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

(i)          The first sentence of Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)       Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 30,000,757 consisting of 17,650,824 shares of Common Stock, and 12,349,933 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 7,089,870 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”).”

(ii)         Article III, Section 3.7(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)       In the event that (x) holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-2A Preferred Stock and Series F Preferred Stock (the “Redemption Stock”) (voting together as a single class and not as separate series, and on an as-converted basis) and (y) holders of at least a majority of the then outstanding shares of Series F Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-2A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) so request, in writing (the “Redemption Demand”), on and at any time after the later of ten (10) years from the date on which the Company first issues shares of its Series F Preferred Stock (the “Series F Original Issue Date”) and the date upon which that certain convertible promissory note issued to SH Castle Biosciences, LLC on or about July 12, 2019 is converted or indefeasibly repaid in full, the Company shall redeem, out of funds legally available therefor, all (but not less than all) outstanding shares of Redemption Stock which have neither (i) been converted into Common Stock pursuant to Section 3.4 hereof nor (ii) become Excluded Shares pursuant to subsection (e) of this Section 3.7.”

4.  Thereafter, pursuant to a resolution of the Board, this Sixth Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5.  All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[Remainder of this page intentionally left blank]

In Witness Whereof, the Corporation has caused this Sixth Certificate of Amendment to be signed by its President and Chief Executive Officer this 10th day of July, 2019.

/s/ Derek J. Maetzold
Name:	Derek J. Maetzold
Title:	President and Chief Executive Officer

SEVENTH CERTIFICATE OF AMENDMENT
TO SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CASTLE BIOSCIENCES, INC.

Castle Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.  The name of the Corporation is Castle Biosciences, Inc.  The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on September 12, 2007.

2. The Seventh Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on July 14, 2015.

3.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, duly adopted resolutions amending the Charter as follows:

Article III, Section 3.1(a) of the Charter is hereby amended and restated in its entirety as follows:

“(a)       Classes of Stock. The Company is authorized to issue two classes of stock, which shall be designated, respectively, as “Common Stock” and “Preferred Stock,” each with a par value per share of $0.001. The total number of shares of stock that the Company shall have authority to issue is 30,000,757 consisting of 17,650,824 shares of Common Stock, and 12,349,933 shares of Preferred Stock, 533,711 of which shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”), 816,654 of which shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”), 503,056 of which shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”), 756,416 of which shall be designated “Series D Preferred Stock” (the “Series D Preferred Stock”), 842,641 of which shall be designated “Series E-1 Preferred Stock” (the “Series E-1 Preferred Stock”), 949,725 of which shall be designated “Series E-2 Preferred Stock” (the “Series E-2 Preferred Stock”), 830,554 of which shall be designated “Series E-3 Preferred Stock” (the “Series E-3 Preferred Stock”), 27,306 of which shall be designated “Series E-2A Preferred Stock” (the “Series E-2A Preferred Stock”), and 7,089,870 of which shall be designated “Series F Preferred Stock’’ (the “Series F Preferred Stock”). Effective at the time this Seventh Certificate of Amendment to Seventh Amended and Restated Certificate of Incorporation is filed with and accepted by the Secretary of State of the State of Delaware, every 1.219 outstanding shares of Common Stock shall, automatically and without any action on the part of the respective holders thereof, be combined into one share of Common Stock, without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, that the Company shall issue no fractional shares of Common Stock as a result of the Reverse Split, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of the shares constituting such fractional share as determined by the Board of Directors.  The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent.  The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated. All of the outstanding share amounts, amounts per share and per share numbers for the Common Stock and each series of Preferred Stock set forth in this Certificate of Incorporation shall be appropriately adjusted to give effect to the Reverse Split, as applicable.”

4.  Thereafter, pursuant to a resolution of the Board, this Seventh Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with Sections 228 and 242 of the DGCL.

5.  All other provisions of the Charter as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

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In Witness Whereof, the Corporation has caused this Seventh Certificate of Amendment to be signed by its President and Chief Executive Officer this 11th day of July, 2019.

/s/ Derek J. Maetzold
Name:	Derek J. Maetzold
Title:	President and Chief Executive Officer